UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

Franklin Street Properties Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	FSP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2024, Franklin Street Properties Corp. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Converium Capital Inc., Converium Capital Master Fund LP and Converium PGEQ Multi-Strategy Fund L.P. (collectively, “Converium”), and Erez REIT Opportunities LP and Erez Asset Management LLC (collectively, “Erez” and together with Converium, the “Stockholder Parties”).

Pursuant to the Cooperation Agreement, the Company agreed to expand the size of the Company’s Board of Directors (the “Board”) from seven directors to eight directors and to appoint Bruce J. Schanzer as a member of the Board with an initial term expiring at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and as a member of the Audit Committee of the Board. The Company also agreed to (i) nominate Mr. Schanzer, as a member of the Company’s slate of nominees, for election to the Board at the 2025 Annual Meeting and (ii) appoint Mr. Schanzer to the Compensation Committee of the Board, effective no later than June 1, 2025.

Under the Cooperation Agreement, if the Board nominates or appoints a new director to the Board (an “Additional Director”) during the Cooperation Period (as defined below), then the Board must consider in good faith up to two candidates recommended by Converium who meet certain eligibility requirements specified in the Cooperation Agreement.

The Cooperation Agreement further provides that in the event that Mr. Schanzer resigns, refuses or is unable to serve or fulfill his duties as a director, or ceases to serve as a director for any reason, in each case, during the Cooperation Period, the Company and Converium will cooperate to identify and mutually agree upon a replacement director candidate who is not an affiliate of the Stockholder Parties (the “Replacement Director”); provided, that at such time Converium (together with its affiliates) beneficially owns at least three percent (3%) of the Company’s then-outstanding common stock.

During the Cooperation Period, each Stockholder Party has committed to vote (i) in favor of each current director, Mr. Schanzer (or any Replacement Director) and any Additional Director who is nominated and recommended by the Board for election at any future meeting of the Company’s stockholders during the Cooperation Period and (ii) against any proposals or resolutions to remove any such directors.

The Cooperation Agreement also includes customary standstill restrictions and mutual non-disparagement provisions that remain in place until the earlier of (x) December 31, 2025 and (y) the date that is thirty (30) calendar days prior to the last day of the Company’s stockholder director nomination period for the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”) (such period, the “Cooperation Period”); provided, however, that the Cooperation Period will be extended to the date that is the earlier of (i) December 31, 2026, (ii) the date that is thirty (30) calendar days prior to the last day of the Company’s stockholder director nomination period for the Company’s 2027 annual meeting of stockholders or (iii) the date on which Mr. Schanzer (or any Replacement Director) no longer serves on the Board, in each case only in the event that (a) the Company notifies each of the Stockholder Parties in writing at least ten days prior to the expiration of the original Cooperation Period that it has irrevocably offered to Mr. Schanzer to re-nominate him (or any Replacement Director) at the 2026 Annual Meeting, and each of the Stockholder Parties agrees to such re-nomination in writing no later than the expiration of the original Cooperation Period. If any Stockholder Party or Mr. Schanzer (or any Replacement Director) does not agree to such renomination prior to the expiration of the original Cooperation Period, then Mr. Schanzer (or any Replacement Director) will resign from the Board with immediate effect.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K (“Current Report”) is incorporated into this Item 5.02 by reference.

Pursuant to the Cooperation Agreement, effective November 27, 2024, the size of the Board was increased from seven directors to eight directors, and Mr. Schanzer was appointed to the Board, with an initial term expiring at the 2025 Annual Meeting. Mr. Schanzer was also appointed to the Audit Committee of the Board, effective November 27, 2024. The Board has affirmatively determined that Mr. Schanzer is “independent” under the rules of the NYSE American.

Non-employee members of the Board, including Mr. Schanzer, currently receive (i) an annual retainer fee for membership on the Board of $30,000, which is paid in four equal installments each year, and (ii) an annual grant of the Company’s common stock with a grant date fair value of $45,000.

There are no arrangements or understandings between Mr. Schanzer and any other person pursuant to which he was appointed as a director other than with respect to the matters referred to in Item 1.01. There are no transactions in which Mr. Schanzer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On November 27, 2024, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement and related matters described in Items 1.01 and 5.02 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of November 27, 2024, by and between the Company and the Stockholder Parties.

99.1	Press Release issued by Franklin Street Properties Corp. on November 27, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: November 27, 2024	By:	/s/ George J. Carter
George J. Carter
Chief Executive Officer